UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 269-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

Mitek Systems, Inc. (“Mitek” or the “Company”) notes that it has received expressions of interest from multiple parties, including from ASG Technologies Group, Inc. (“ASG”). Mitek’s Board of Directors (the “Board”) is evaluating the relative benefits of various strategic alternatives, including by means of engaging with a number of interested parties, all with a view to maximizing value for shareholders.

The Board will lead this evaluation, which will consider the relative benefits of a sale, merger or other transaction involving the Company, the current strategic plan and other potential opportunities. In connection with this evaluation, Elliott Associates, L.P. has withdrawn its nomination of directors for the 2019 annual meeting.

The Board is being advised by Evercore as its financial advisor and Paul Hastings LLP as its legal advisor.

There can be no assurance that the review being undertaken will result in a merger, sale or other transaction involving the Company. Mitek does not intend to make any further announcements regarding the evaluation unless and until the Board has approved a specific transaction or other course of action requiring disclosure.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

December 21, 2018	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer